Exhibit 10.30

CONSULTING AGREEMENT This Consulting Agreement (the "Agreement") is entered into as of th is s•h day of April, 202 1 (the "Effective Date"), by and between Alchemy Advisory LLC, a Limited Liability Company organized under the laws of Puerto Rico (the "Consultant") and located at 13600 Carr 968, Apt 64, Rio Grande, PR 00745, and Digital Brands Group, Inc., a Delaware corporation (the "Company") and having its principal place of busi ness at 1400 Lavaca Street, Austin, TX 7870 I . The Company and Consultant are collectively refe1Ted to herein as the "Parties". W HEREAS , the Company is an apparel company that sells both direct to consumer and wholesale by focusing on a customer's "closet share" and leveragi ng their data and personalized customer cohorts to create targeted content. WHEREAS, Consultant is operati ng as a financia l and business consultant; WHER EAS, the Com pan y desires to retain Consultant, and Consultant desire to be retained by the Company; NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contai ned, it is agreed as follows: I . DUTI ES. (a) The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a strategy busi ness consultant. It is understood and agreed, and it is the express intention of the parties to th is Agreement, that the Consu ltant is an independe nt contractor, and not an employee or agent of the Com pany for any purpose whatsoever. Consultant shall perform all duties and obligations as described in this Section and agrees to be available at such times as may be scheduled by the Company. It is understood , however, that the Consultant will maintain Consultant 's own business i n addition to provid ing services to the Company. The Consultant agrees to promptly perform all services requ i red of the Consu ltant hereunder in an eflicient, professional, trustworthy and businesslike manner. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing i n advance by the Company. Description of Consu lt ing Services. The Consultant agrees, to the extent reasonably required in ihe conduct of its busi ness with the Company, to place at the disposal of the Com pany its judgment and experience and to p1·ovide financial and business advice to the Company includ ing, but not limited, to (a) bui lding and ma i nta ining a financial model for the Company, (b) help drafting marketi ng materials and presen tations, (c) reviewing the Company's business req uirements and discuss financing and busi nesses opportunities, (d) look for potential investors and ways of growing the business, (e) anything else the Company may reasonably require from the Consultant. TER M. The Tenn of th i s contract is for 6 months, at which point the contract can be extended for another 6 months with the consent of both parties i n writing. COMPENSATION. For services rendered hereunder, the Company shall pay to the Consu l tant a sum or Forty Four Thousand Dollars ($44,000). The cash payment is due with in I 0 days of the signing of th is Agreement. In addition to the cash payment,the Company shall issue Fifty Thousand (50,000) restricted shares of the Com pany's com mon stock (the "Shares") to the Consultant withi n live (5) business days orexecuting this Agreement. For all relevant purposes, the number of shares to be issued and delivered to the Consultant, shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company's common stock, which may occur between the date of the execution of this agreement and the Company's initial public offering. If, after six (6) months from the date of issuance the average per share trading price of the Common Stock of the Company over the trailing seven (7) day period before such date (the "Six Month Price") multiplied by the number of Shares is below $250,000, the Company shall issue additional shares of the Company's Common Stock to the Consultant to make up the valuation difference at the Six Month Price. For avoidance of doubt, if the Six Month Price is $4.00, the valuation shortfall would be $50,000 (50,000 multiplied by $4.00 is $50,000 less than $250,000) and the Consultant would receive 12,500 additional shares from the Company.

4. EXPENSES. The Company agrees to reimburse the Consultant from time to time, for reasonable and pre-approved in writing, including via email, out-of-pocket expenses incurred by Consultant in connection with its activities under this Agreement.

5. INVESTOR REPRESENTATIONS. The Consultant represents and warrants to the Company that:

(a) The Consultant represents that it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "**Securities Act**"), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to "accredited investors" under the Securities Act and similar exemptions under state law.

(b) The Consultant is acquiring the Shares solely for investment purposes, for the Consultant's own account (and/or for the account or benefit of its members or affiliates, as permitted, and not with a view to the distribution thereof and the Consultant has no present arrangement to sell the Shares to or through any person or entity.

(c) The Consultant acknowledges and understands the Shares are being transferred to it by the Company in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Shares have not been registered under the Securities Act and, if in the future the Consultant decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable Shares laws of any state or any other jurisdiction. Consultant agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Consultant may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, the Consultant agrees it will not resell the Shares.

(d) The Consultant is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares.

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(e) The Consultant is aware that an investment in the Shares is highly speculative and subject to substantial risks because, among other things, the Shares are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Consultant is able to bear the economic risk of its investment in the Shares for an indefinite period of time.

(f) The Consultant, in making the decision to acquire the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company. The Consultant is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company's officers and directors concerning the Company has had full access to such other information concerning the Company as the Consultant has requested.

6. CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the Consulting period, from the Company or the Company's employees, agents or Consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company's benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withhold by the Company in its sole discretion.

7. INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

8. TERMINATION. This Agreement may be terminated by mutual consent of both parties at any time, provided, however, that termination shall not relieve the Company from paying the compensation already accrued.

9. NO THIRD-PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services contemplated hereby.

10. ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

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I 2. ATTORNEY 'S FEES. In the event of any controversy, claim or dispute between the pa1ties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevail ing party in any act ion brought to settle such controversy, cla im or d ispute shall be entitled to recover reasonable attorney's fees and costs. I 3. VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceabi l ity shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the patties hereto by written amendment to preserve its validity. 14.NO-DISCLOSUR E OF TERMS. The terms of th is Agreement shall be kept confidentia l , and no party, representative, attorney or family member shall reveal its contents to any third party except as required by Jaw or as necessary to comply with law or preexisti ng contractual commitments. 1 5. ENTIRE AGREEMENT. This Agreement contai ns the entire understand ing of the parties and cannot be altered or amended except by an amendment duly executed by all pait ies hereto. This Agreement supersedes and replaces any and al I previous agreements between the pa1ties. This Agreement shall be bind ing upon and in u re to the benefit of the successors, assigns and personal representatives of the parties.

IN W ITNESS WHEREOF, the patties hereto have executed this Agreement effective as of the date fi rst written above. The Com panyThe Consultant Digital Brands Grou p, Inc. a Delaware Corporation By: Hil Davis CEO Alchemy Ad\'isory LLC a Puerto Rico limited Liability Company